UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 11, 2011

Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 11, 2011, we consummated our offer to exchange for new securities or purchase for cash, at the election of each holder and subject to certain limitations (the “tender/exchange offer”), a portion of our outstanding 3.25% Convertible Subordinated Notes due 2026 (the “Old Notes”). In connection with settlement of the tender/exchange offer, we issued $40,000,000 aggregate principal amount of 8.50% Convertible Senior Notes due 2026 (the “New Notes”).

The New Notes were issued pursuant to the indenture, dated as of February 11, 2011, between our company and Wells Fargo Bank, National Association, as trustee. The New Notes will be senior unsecured obligations of our company and will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness, including the Old Notes that remain outstanding. Interest is payable on the New Notes on January 15 and July 15 of each year, beginning July 15, 2011. The New Notes will mature on January 15, 2026. Each $1,000 principal amount of the New Notes is convertible into 116.2790 shares of our common stock (which is equal to an initial conversion price of approximately $8.60 per share), subject to adjustment under certain circumstances. The indenture provides for customary events of default.

We may redeem the New Notes (i) on or after January 15, 2013 to, but excluding, January 15, 2015, if the closing price of our common stock equals or exceeds 150% of the conversion price, and (ii) at any time on or after January 15, 2015, in either case in whole or in part, for cash equal to 100% of the principal amount of the New Notes to be redeemed plus any accrued but unpaid interest to but excluding the redemption date. Holders of the New Notes have the right to require us to repurchase the New Notes at par on each of January 15, 2015, January 15, 2016 and January 15, 2021 for cash equal to 100% of the principal amount of the New Notes to be repurchased plus any accrued but unpaid interest to but excluding the repurchase date.

If a fundamental change occurs, each holder of New Notes will have the right to require us to repurchase all or any portion of that holder’s New Notes for cash equal to 100% of the principal amount of the New Notes to be repurchased plus any accrued but unpaid interest to but excluding the repurchase date.

The description of the material terms of the indenture are qualified in their entirety by reference to the text of the indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of February 11, 2011, among HTI and Wells Fargo Bank, National Association, as trustee.

4.2	8.50% Convertible Senior Note due 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: February 11, 2011	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

4.1	Indenture, dated as of February 11, 2011, among HTI and Wells Fargo Bank, National Association, as trustee.	Filed Herewith

4.2	8.50% Convertible Senior Note due 2026.	Filed Herewith